UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities and Exchange Act of 1934

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 1, 2018

EVANS BREWING CO., INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-54995	46-3031328
(State of Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

15, Tehran-ro 10-gil, Gangam-gu, Seoul, 06234 Korea
(Address of principal executive offices

Registrant’s telephone number, including area code:	+82-2-3430

Copies to:
Peter Campitiello, Esq.
Kane Kessler, P.C.
666 Third Avenue
New York, New York 10017
Tel: 212-519-5109
Fax: 212-245-3009

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Merger Act (17 CFR 240.14a -12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Merger Act (17 CFR 240.14d -2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Merger Act (17 CFR 240.13e -4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

FORWARD-LOOKING STATEMENTS

This Current Report on Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). This Current Report includes statements regarding our plans, goals, strategies, intent, beliefs or current expectations. These statements are expressed in good faith and based upon a reasonable basis when made, but there can be no assurance that these expectations will be achieved or accomplished. These forward-looking statements can be identified by the use of terms and phrases such as “believe,” “plan,” “intend,” “anticipate,” “target,” “estimate,” “expect,” and the like, and/or future-tense or conditional constructions (“will,” “may,” “could,” “should,” etc.). Items contemplating or making assumptions about actual or potential future sales, market size, collaborations, and trends or operating results also constitute such forward-looking statements.

Although forward-looking statements in this report reflect the good faith judgment of management, forward-looking statements are inherently subject to known and unknown risks, business, economic and other risks and uncertainties that may cause actual results to be materially different from those discussed in these forward-looking statements. Readers are urged not to place undue reliance on these forward-looking statements, which speak only as of the date of this report. We assume no obligation to update any forward-looking statements in order to reflect any event or circumstance that may arise after the date of this report, other than as may be required by applicable law or regulation. Readers are urged to carefully review and consider the various disclosures made by us in our reports filed with the Securities and Exchange Commission (“SEC”) which attempt to advise interested parties of the risks and factors that may affect our business, financial condition, results of operation and cash flows. If one or more of these risks or uncertainties materialize, or if the underlying assumptions prove incorrect, our actual results may vary materially from those expected or projected.

BACKGROUND

On January 25, 2018, Evans Brewing Company, Inc., a Delaware corporation (the “Registrant” or the “Company”) consummated an Agreement of Merger and Plan of Reorganization (the “Merger Agreement”), with I-ON Communications Co., Ltd., a company organized under the laws of the Republic of Korea (South Korea) (“I-ON”) and I-ON Acquisition Corp., a wholly-owned subsidiary of the Registrant (“Acquisition”). Pursuant to the terms of the Merger Agreement, Acquisition merged with and into I-ON in a statutory reverse triangular merger (the “Merger”) with I-ON surviving as a wholly-owned subsidiary of the Registrant.  As consideration for the Merger, the Registrant agreed to issue the shareholders of I-ON (the “I-ON Holders”) an aggregate of 26,000,000 shares of our common stock, par value $0.001 per share (the “Common Stock”) in accordance with their pro rata ownership of I-ON capital stock.  Following the Merger, the Registrant adopted the business plan of I-ON in information technology consultancy and software development.  On December 14, 2017, in connection with the Merger, the Registrant’s Board of Directors approved an amendment to its Certificate of Incorporation (the “Amendment”) to change its name to I-ON Communications Corp.

Immediately prior to the Merger, the Registrant had 4,784,293 shares of Common Stock issued and outstanding.  In connection with the Merger, Michael Rapport, the Registrant’s former principal officer and shareholder agreed to convert 1,000,000 shares of preferred stock and forgive $1,000,000 in unpaid advances in exchange for the spin-off of the Registrant’s current operations (the “Spin-Off”)  Following the consummation of the Merger, and upon the issuance of the Merger Shares and the shares to be issued in connection with the Spin-Off, the Registrant will have approximately 32,000,000 shares of Common Stock issued and outstanding and the I-ON Holders will beneficially own 26,000,000 shares, or approximately eighty-one percent (81%), of such issued and outstanding Common Stock.

FORM 10 DISCLOSURE

The Company was not a “shell company” (as such term is defined in Rule 12b-2 under the Exchange Act) immediately before the completion of the transactions contemplated by the Merger Agreement and the Amendment.  Set forth below, pursuant to Item 2.01(f) of Form 8-K, however, is the information that would be required if the Registrant were filing a general form for registration of securities on Form 10 under the Exchange Act with respect to its common stock (which is the only class of the Company’s securities subject to the reporting requirements of Section 13 or Section 15(d) of the Exchange Act upon consummation of the transactions contemplated by the Merger Agreement). The information provided below relates to the combined operations of the Company after its acquisition of I-ON Communications, Co., Ltd. and completion of the Merger.

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On January 25, 2018, the Registrant and consummated the Merger Agreement. For a description of the Merger , and the material agreements entered into therewith, please see Item 2.01 of this Current Report on Form 8-K, which disclosure is incorporated herein by reference.

ITEM 2.01	COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS.

Merger With I-ON Communications, Co., Ltd.

As previously disclosed, on December 20, 2017, the Registrant entered into an Agreement of Merger and Plan of Reorganization (the “Merger Agreement”) with I-ON Acquisition Corp., a wholly-owned subsidiary of the Registrant, and I-ON Communications, Co., Ltd., a company organized under the laws of the Republic of Korea (South Korea) (“I-ON”). On January 25, 2018, upon consummation of the Transactions set forth in the Merger Agreement (the “Closing”), the Registrant adopted the business plan of I-ON.

Pursuant to the Merger Agreement, Acquisition merged with and into I-ON in a statutory reverse triangular merger (the “Merger”) with I-ON surviving as a wholly-owned subsidiary of the Registrant.  As consideration for the Merger, the Registrant issued the shareholders of I-ON (the “I-ON Holders”) an aggregate of 26,000,000 shares of our Common Stock (the “Merger Shares”) in accordance with the pro rata ownership of the I-ON Holders immediately prior to the Merger.  As a result of the Merger, the I-ON Holders received approximately eighty-one percent (81%) of the issued and outstanding Common Stock of the Registrant.  The parties have taken the actions necessary to provide that the Merger is treated as a “tax free exchange” under Section 351 of the Internal Revenue Code of 1986, as amended.  The Merger Agreement contains customary representations, warranties and covenants of the Registrant and I-ON for like transactions.  The foregoing descriptions of the above referenced agreements do not purport to be complete.  For an understanding of their terms and provisions, reference should be made to the Merger Agreement attached as Exhibits 10.1 to this Current Report on Form 8-K.  On December 14, 2018, the Registrant’s Board of Directors approved an amendment to its Certificate of Incorporation (the “Amendment”) to change its name to I-ON Communications Corp.

At the effective time of the Merger, our board of directors and officers were reconstituted by the appointment of Jae Cheol James Oh as Chairman, Chief Executive Officer, and Chief Financial Officer, Hong Rae Kim as Executive Director and Jae Ho Cho as Director.  Michael Rapport resigned as President, Chief Executive Officer, and Chairman in connection with the Transaction and Evan Rapport resigned as Vice President and Director, Kenneth Wiedrich resigned as Chief Financial Officer and Director and Kyle Leingang resigned as Secretary. Roy Robertson, Mark Lamb, Joe Ryan, and Kevin Hammons resigned as members of the Board of Directors and their respective committees.

Pro Forma Ownership

Following the issuance of the Merger Shares and the Shares sold in the Offering, the former shareholders of I-ON and/or their designees now beneficially own approximately eighty-one percent (81%) of the total outstanding shares of the Registrant’s Common Stock. For financial accounting purposes, the acquisition was treated as a reverse acquisition of the Company by I-ON, under the purchase method of accounting, and was deemed a recapitalization with I-ON as the acquirer. Upon consummation of the Merger, the Company adopted the business plan of I-ON.

DESCRIPTION OF BUSINESS OF I-ON COMMUNICATIONS CO., LTD

COMPANY OVERVIEW

Evans Brewing Company, Inc. (the “Registrant”, or the “Company”) is a corporation organized under the laws of the State of Delaware on June 18, 2013.  I-ON Communications Co., Ltd. the Company’s wholly-owned subsidiary, was formed under the laws of the Republic of Korea (South Korea) on July 5, 1999.  I-ON was founded by Jae Cheol James Oh, who currently serves as CEO, the Company’s roots of which are in IT consultancy and software development. I-ON services South Korea’s Enterprise Content Management system’s market and specializes in advancing market-leading internet software applications to capitalize on rapidly growing market sectors.

After being awarded its first of 6 patents in 2003, I-ON has since evolved into an industry-leading and recognized software developer and provider of enterprise-class unstructured data management and digital marketing software and solutions. I-ON services over 1,000 blue-chip and middle-market clients across virtually all verticals in both private and public sectors.  The Company has meaningfully expanded its reach over the past decade and now currently licenses and sells its products and services directly to clients in South Korea and Japan, as well as in Singapore, Malaysia, Indonesia, Thailand, Vietnam, and the U.S. through value-added resellers and partnerships.

I-ON’s portfolio of software and solutions serves the digital marketing and technology needs of organizations, enabling clients to create, measure, and optimizes digital experiences for their audiences across marketing channels and devices.  We believe these solutions help clients reduce the cost of content management and delivery and increase the return on their investments in digital communication.

I-ON currently holds 6 international patents for both products and methodologies (with 3 more pending) built into the 11 product offerings the Company currently has at market.  These encompass enterprise web content management (CMS), web experience and service delivery software, digital marketing, smart mobility and analytics tools, and, more recently, energy management solutions and sports and IT convergence services.  The Company has designed and developed industry-leading technologies that are compliant with global standards including GS (Good Software) and NET (New Excellent Technology).  I-ON also holds numerous domestic and global industry awards, earning high rankings and recognition from the likes of Gartner (Magic Quadrant 2014) and Red Herring (2014 Asia Top 100 Winner), among many others.

In addition to South Korea, Japan has particularly helped fuel I-ON’s growth over the past 10 years owing to the success of an exclusive licensing deal with Ashisuto, a large Japan-based technology services firm that employs approximately 800 technical, engineering and marketing staff across 9 office locations.  Ashisuto, which has provided technology services to Japan’s enterprises and government entities since 1973, currently white labels and sells I-ON’s core CMS offering ICS6 to over 610 clients as NOREN 6.

As a result of global enterprise digital marketing and I-ON’s 18-year track record in South Korea, Japan and now, Southeast Asia, the Company’s objective is to continue to gain market share in these markets. [I-ON will continue to closely engage and consult with existing and prospective clients as their subject matter expert across multiple touchpoints in the digital marketing and technology ecosystem, helping Chief Marketing Officers (CMO) and Chief Information Officers (CIO) drive critical change and growth for their organizations.]

I-ON has invested and continues to spend over 15% of total annual revenue on research and development.  The Company has grown its total number of employees to over 150 as of June 30, 2017, 90% of whom are considered full-time.  Research and development comprises of roughly 100 junior, mid to senior level engineers and developers, most of whom are based at the Company’ headquarters located at 15 Teheran-ro 10-gil, Gangnam-gu, Seoul, South Korea, 06234.

PRODUCTS AND SERVICES

I-ON’s product line is comprised of:

Enterprise Web Content Management :	Service Delivery Platform (PaaS):

I-ON Content Server - ICS Gen 6 & 7	I-ON Content Application Framework Engine - ICAFE
I-ON Deploy Server - IDS	- broadcasting CSDP
I-ON Digital Asset Management System - IDAS	- mobile content
I-ON Web Analytics Server	- digital content SDP
I-ON Content Ecosystem - ICE

Software as a Service (SaaS) :	Energy Management Solutions :

Distributed Repository Service - GAIA	Load Aggregator's Management System - LAMS
iDrive - E-Document Management System	- Demand Resource Management
e.Form - mobile contract platform	- Advanced Metering Infrastructure
Assist9 - mobile ERPdashboard
TAMM - pro-sports marketing & analytics

Sports & IT Convergence Service
VoiceBall – Amateur League Umpire & Data Service

Following is a summary description of I-ON’s products:

ICS6 (I-ON Content Server) – ICS6 is I-ON’s generation 6 web content management system that helps reduce burdens of complex website management by organizing vast amounts of ever-increasing digital content and big data into physical directory and logical site structure.  ICS6 is one of South Korea’s first-to-market cloud-based CMS platforms and a market share leader in both Korea & Japan.

IDS (I-ON Deploy Server) – IDS, in conjunction with ICS6, securely, conveniently and automatically deploys files and content between servers when distribution inefficiencies and services issues arise.

IDAS (I-ON Digital Asset Management System) – IDAS, in conjunction with ICS6, ensures a virtuous cycle of an organization’s digital assets through an integrated framework that collects, manages, deploys and distributes content. It also provides ample storage and categorization functionalities necessary to address high multi-media content demand including high-resolution video. The software supports digital archiving, scalability and changes in physical environment.

e.Form – e.Form is a one-stop mobile contract solution for smartphones and tablets that digitizes and expedites document creation and execution processes for organizations.  The platform supports over 200 application programming interfaces (APIs).

iDrive – iDrive is a SaaS-based EDMS (e-document management system) which centralizes all categories of e-documents within an organization, iDrive is geared for streamlining and managing the e-document lifecycle from creation, approval, archiving to destruction.

iCAFE (I-ON Content Application Framework Engine) – iCAFE is a content delivery platform optimized for N-Screen environments, offering a robust wire-wireless service delivery platform for broadcasting, imaging & mobile content

GAIA – GAIA is a back-end unstructured data repository platform that manages a cloud-based ecosystem that enterprises or individuals can use to build and share mobile applications.

LAMS (Load Aggregator's Management System) - LAMS is one of South Korea’s first Open ADR 2.0-based demand response management solutions designed to manage and reduce electricity consumption and peak demand through demand response program participation.

ICE (I-ON Content Ecosystem) - ICE is a platform that manages the digital content management lifecycle beginning from creation, registration, distribution, deletion, billing to analytics. ICE is geared for SOs seeking ways to enhance business to business to consumer (B2B2C) value.

TAMM (Ticket Admission Marketing Management) - TAMM is a mobile B2B2C platform that integrates and manages the professional sports event experience from marketing and promotion and ticket purchases and reservations to the delivery of a mobile analytics dashboard for followers.  Event organizers/sponsors have included, among others, the LPGA Hana Bank Championship and SK Telecom Open.  I-ON acquired the core TAMM developers and intellectual property from South Korea-based MoceanPeople in March 2016.

Assist9 – Assist9 is a mobile all-in-one work flow process and data management dashboard geared towards small and medium-sized businesses and startups. Core functions revolve around ERP, PMS, SFA, HR, and e-approval – with up to fifteen others- and are designed to improve operational efficiencies and provide CEOs with greater analytical insight into their businesses.

ADDRESSABLE MARKETS

South Korea, Japan and Southeast Asia

Econsultancy and Adobe reported in recent studies that less than 15% of CMO respondents identified as working for digital-first organizations, despite a study by Forrester Research that indicated 51% of B2B enterprises were ratcheting up digital marketing initiatives in 2017 and 2018.  A key driver of I-ON’s ability to tap further into existing and future addressable markets, the Company believes, will depend on how quickly mid to large enterprises can adopt a digital-first mindset through continued client engagement.

According to many industry researchers, such as Forrester and Gartner, the combined enterprise digital marketing and CMS sector in South Korea and Japan is expected to generate a high single digit compounded annual growth rate to over $800 million by 2020.

Given its market share-leading in both South Korea and Japan, I-ON remains uniquely positioned to serve as a localized partner and to address the evolving marketing needs of mid to large enterprises.  CMOs continue to seek new and innovative ways to analyze, improve return on investment (ROI) and justify the value of increased digital marketing spending.

According to numerous industry sources, including Forbes, South Korea has emerged as one of Asia’s fastest growing technology startup hubs, attracting increasing investment from domestic funds and foreign investment.

Today, South Korea remains the eleventh largest economy in the world and, with 51 million people, the twenty-eighth largest population in the world, while boasting the world’s highest broadband penetration at 97%.  South Korea was recently highlighted in Bloomberg’s list of most innovative countries, owing to the country’s research and development intensity, as well as productivity and educational standards.  Home to Samsung, Hyundai and over 10 other Fortune 500 companies, South Korea, for the past several decades, has also been on a path pivoting from big industry and manufacturing to transformative technology, thanks to government and private/public partnership initiatives.  Favorable policy initiatives have recently led to larger budget allocation towards science and technology, matching funds with international investors, establishing international entrepreneurship programs at universities, opening up many of the country’s research institutes, and providing safety nets for technologists and scientists that take capital risk.

Similarly, Japan remains the third largest economy and second largest developed economy in the world, the third largest automobile manufacturing, and the largest electronics goods industry in the world.  Despite being home to over 50 Fortune 500 companies, and facing growing competition from China and South Korea, manufacturing and investment in Japan have also pivoted toward software development, high-technology, and precision goods sectors, such as robotics and optical instruments.

Asia-Pacific and Global

Across not only South Korea and Japan, but the entire Asia-Pacific region, businesses and consumers today increasingly demand personalized content and experiences in their online interactions, across multiple digital channels and devices.  This is accelerating growth in the CMS and digital marketing arenas as well demand from marketers seeking solutions that optimize customers’ experiences, demonstrate the success of their programs with objective metrics, and deliver the greatest return on their marketing spend.

According to Gartner, the enterprise CMS market across the Asia-Pacific region, which includes China, South Korea, Hong Kong, Japan, Indonesia, Malaysia, Singapore and Vietnam – exceeded $700 million in 2016, up significantly from $500 million in 2014 and is projected to exceed $900 million by 2019, reflecting a compounded annual growth rate of at least 12%.  Malaysia, Indonesia and Singapore collectively generated $180 million in enterprise CMS revenue last year and Gartner projects a 16% annual growth rate into 2020.

In North America, aggregate digital marketing spend, which includes CMS for both products and professional services by both mid and large-sized enterprises, exceeded $135 billion in 2016 from approximately $95 billion in 2014, and according to forecasts from both IDC and Statista, is projected to grow 18% annually to over $225 billion by 2019.

Globally, sources such as the CMO Council and Gartner estimate the current web and mobile digital marketing industry size at $450 billion, while forecasting a high single digit 5 year compounded annual growth rate to over $600 billion by 2019.

Between North America, Western Europe and developed economies within the Asia-Pac, the CMO Council currently foresees enterprise CMS implementation, content creation and optimization as representing over 50% of digital marketing spend, while mobile advertising, search engine and social media advertising contribute about 20%, 15% and 15%, respectively.

MARKETING AND GROWTH STRATEGY

Push Defining Value Proposition

I-ON believes it remains uniquely positioned to address the evolving marketing needs of medium to large enterprises.

Given the growth across the global enterprise digital marketing spectrum and I-ON’s 18-year track record serving a marquee clientele in South Korea, Japan, and parts of Southeast Asia, I-ON’s objective is to continue to aggressively gain market share by closely engaging with existing and prospective clients and while driving sales for both its core CMS offering and complementary solutions that enable organizations to transform traditional marketing initiatives into analytics and data-driven strategies vital to delivering measurable results.

I-ON believes that its software products and solutions will continue to be a primary revenue source for the Company over time and that its growing portfolio of products may generate profitable demand for associated maintenance, support, implementation, consulting, and training services that the Company, and a channel of licensees and VARs, can provide.

Near-term, I-ON intends to do the following to drive organic growth:

▪	Continue to leverage knowledge and experience into new or enhanced solutions and products
▪	Continue to deploy secure pilot environments for prospective customers to evaluate and envision additional uses for customized application development
▪	Continue to procure contracts directly, via strategic partnerships and increasing sales personnel
▪	Recruit seasoned executives as well as younger talent to utilize unique training model that addresses resource shortages
▪	Incubate and build-out focused profitable technology practices
▪	Continue to participate in multi-lateral joint R&D projects in concert with 28 partners from 7 different countries

South East Asia Market Penetration

According to Gartner, Malaysia, Indonesia and Singapore generated $180 million in enterprise CMS revenue last year and project a 16% annual growth rate by 2020.  As a result, I-ON intends to continue to build off of its initial successes in the Southeast Asia region, which include, among other projects, the following: implementation of a fully integrated mobile/online trading solution for Malaysia’s MNC Securities; a CMS implementation for a leading USA cable manufacturer, Commscope-  supporting 13 languages to meet global standards; the implementation of a CMS solution based on CSDP (Convergence Service Delivery Platform) for Indonesia’s BOLEH Mobile; and an integration of CMS platforms for the Malaysia Ministry of Works.

Acquisition Strategy

I-ON will attempt to continue to leverage its ongoing success in CMS and its international partnerships to move upstream, cross-sell, and serve clients more directly as either their digital strategist of choice and/or by acquiring businesses with (i) a revenue producing platform with existing enterprise clients, (ii) subject matter expertise and or (iii) rights to intellectual property in at least one of the following digital marketing-related disciplines: predictive analytics, smart mobility, marketing automation, SEO, ERP, workflow automation, and eCommerce.  I-ON has already identified multiple compelling acquisition opportunities within these domains, both in South Korea and Japan.  However, there can be no assurance that I-ON will be able to acquire one or more of these businesses or that it will be able to do so on terms that are favorable to I-ON.

Notably, I-On believes that overall macro conditions that drive consolidation and acquisitions also remain ideal for I-ON including the historical low interest rate, a large, evolving and fragmented technology services and solutions market across South Korea and developed East Asia, and the relatively low organic growth opportunities that ordinarily may not exist for smaller businesses.  These pre-existing conditions could enable I-ON to identify and purchase compelling assets inexpensively.

Expand Product Offering and Geographic Coverage over the long-term

Over the next 5 years, I-ON’s growth strategy is to significantly expand its client base in South Korea, Japan, and Southeast Asia, while also expanding into new geographic areas, such as the U.S. and Europe to provide clients with global coverage and around the clock services that CMS and digital marketing requires.   I-ON’s continued business model is to allow its work and unique technical skills to attract new clients as well as win repeat projects with past and current clients.  At the same time, ION intends to expand its core offerings and increase brand awareness with new service capabilities and software products that produce significant value for clients.

PATENTS AND TRADEMARKS

Patents:

▪	Integrated certification system using electronic contract #10-1132672
▪	Website construction and management methodology #0457428
▪	Website integrated management system and management methodology #10-0764690
▪	Internet Reaction application reaction survey methodology and systems #0366708
▪	Modification and restoration methodology on comment utilizing digital items #10-0634047
▪	Power Quantity Reduction Compensation System management method #10-1046943
▪	I-ON currently has 3 additional patents pending

Certifications:

▪	I-ON e.Form Server Green Technology Certificate #GT-12-00040
▪	I-ON Content Server v6.1 Certificate of Software Quality – GS (Good Software) #14-0017
▪	DRMS OpenADR 2.0a/b Certificate of System Conformance
▪	Certificate for Company Research Institute #20022427

AWARDS AND INDUSTRY RECOGNITION HISTORY

▪	Selected to participate in 'IP-Star Company development' project by Seoul Business Agency (2013)

▪	Designated as Best Small and Medium Company Workplace by Small and Medium Business Corporation (2012-2014)
▪	Designated as Global Small Giant Company by Small and Medium Business Administration (2012-2014)
▪	Grand prize at New Software Solution in General Software section by Ministry of Knowledge Economy (2012)
▪	Designated as top Promising Future-Leading Company by Money Today (Economic newspaper 2012)
▪	Certified 'Promising Export Firm' by Small and Medium Business Administration (2011-2013)
▪	KOSA (Korea Software Industry Association)
▪	Best prize at 11th Korean Software Companies’ Competitiveness Award - Mobile SW section (2012)
▪	Best prize at 10th Korean Software Companies’ Competitiveness Award– KMS/EMC/BMP section (2011)
▪	Best prize at SoftBank Mobile Solution Contest in Japan (2011)
▪	Citation of Prime Minister awarded on the SW Industrial Day (2011)
▪	Tower of million USD exports award (2007)
▪	Grand prize in Internet Service Section (oneul.com) (2012)
▪	Winner of Brand Service Section (Lotte Duty Free) (2012)
▪	Grand prize in Business Improvement section (e.Form) (2012)
▪	Grand Prize in Information Management (Real-time Power demand resources Operation System) (2012)
▪	Grand Prize in Location Based System (LBS) (Lucky Bird) (2012)
▪	Grand Prize in Product brand (Catch Chevrolet) (2011)
▪	Grand Prize eBook (Kyowon Aesop) (2011)

CUSTOMERS

Because organizations in virtually every sector of the economy perform or need the functions I-ON supports, the Company has successfully deployed its software solutions to over 1,000 blue-chip and middle-market enterprises across virtually all industries and verticals in both the private and public sectors.  Such industries include but are not limited to financial services, banking, informational technology services, telecommunications, internet, automotive, healthcare, publishing, media, education, energy, logistics, retail, consumer and business services, as well as government institutions. Over 400 enterprise clients in South Korea, 500 in Japan, and 100 across Southeast Asia and globally currently utilize I-ON products, solutions and professional services capabilities.

Given its current foothold, I-ON believes it remains uniquely positioned to address the evolving marketing needs of medium to large enterprises as CMOs continue to lack the wherewithal to analyze, improve ROI, and justify the value of increased digital marketing spend.  I-ON’s diversified product suite, introduction of new products, tools and data sources, combined with media consumption devices such as mobile and tablets have created an environment that’s been uncharted by numerous enterprise marketers and their CMOs, particularly in South Korea, Japan, Southeast Asia and China.

Below is a sample of I-ON’s clientele based on region.

Entry into new markets combined with relevant new product introductions has also enabled I-ON to diversify its client mix, thereby minimizing client concentration risk as reflected by the decline in top 10 client contribution since 2013.

Below highlights I-ON’s top 10 clients as percentage of total revenue (Fiscal Years 2013-2016):

2013		2014		2015		2016
KT Corporation	23.2%	Public Procurement	23.9%	KT Corporation	8.0%	JoongAng Ilbo	7.0%
Lotte.com	7.0%	KT Corporation	10.8%	KCA	7.7%	K.K I-ON	5.0%
KBS Media	6.0%	Hyundai AutoEver	5.6%	K.K. I-ON	6.6%	Samsung Electro	5.0%
K.K. I-ON	5.9%	K.K. I-ON	4.8%	KT DS	6.3%	GlobalTelecom	4.0%
PIXDINE	5.5%	K.K. Ashisuto	3.9%	Samsung Card	5.3%	Hyunday Auto	4.0%
LG CNS	5.1%	LG CNS	3.6%	K.K. Ashisuto	3.7%	Kolonbenit	4.0%
SD Solution	5.0%	Hyundai ESG	3.5%	Hyundai ESG	3.6%	KEPCO	3.0%
K.K. Ashisuto	4.6%	The financial news	3.2%	KyoWon	3.6%	Ssangyong	3.0%
KTH Co., Ltd.	4.3%	REVOLUTION	2.8%	MBC	3.6%	K.K. Ashisuto	3.0%
SquarenetTM	4.1%	KOBACO	2.7%	Accenture	3.2%	Korea Comm.	3.0%
Top 10 Customers	70.9%		64.9%		51.7%		41.0%

MARKETING, SALES AND DISTRIBUTION

I-ON relies both on inside and outside sales efforts as well as value-added resellers based in specific geographies to drive a bulk of their business development efforts.  The Company has over 100 partners, formal and informal, across 28 countries that provides client leads   The Company also relies on client references and its track record and regularly attends reputable industry and technology conferences internationally.

COMPETITION

The market for I-ON’s products and solutions, primarily in South Korea, Japan and Southeast Asia is competitive but not considerably fragmented.  We compete primarily with systems consulting firms, boutique consulting firms, that maintain specialized skills or products or are geographically focused, and clients’ own IT firms.  Many of the firms we compete with have longer operating histories and are more developed than we are.  The principal competitive factors in these addressable markets include the ability to solve problems; the ability to deliver creative concepts and solutions; expertise and talent with advanced technologies; availability of resources; the quality and speed of solutions; a deep understanding of user experiences; and the price of solutions.  I-ON competes favorably when considering these factors and believes that its ability to deliver business innovation and outstanding value to its clients on time and on budget, along with its successful track record, distinguishes them from competitors.

Interoperability has emerged as a key differentiator in I-ON’s addressable markets, as CMS is now seldom viewed as a stand-alone system for an enterprise’s website.  Large enterprises and to a growing extent small and middle market companies, particularly those with complex distribution and supply chain issues, not only require a portal for their intranet for external needs, but expect CMS platforms to allow for a real-time connection between the business, people, behavior and things that allow all to communicate, transact and even negotiate with each other.  Thus, in order to be better served and remain competitive in their own circles, clients are increasingly looking to ION to consult with and integrate disparate and increasingly complex systems.

I-ON has differentiated itself and garnered market share over the years through competitive and flexible pricing strategies, leveraging its domestic first-mover advantage and proven time-tested licensing model, and by the continuous introduction of next generation and complementary product lines geared towards addressing growing market trends and client needs.

I-ON also has a localized and cultural advantage, whereas global competitors such as Adobe’s marketing cloud product (AEM), Oracle’s marketing cloud product and IBM platform generally lack local knowledge of domain expertise and complexities, middle-market cachet and competitive pricing suited for regional enterprises.  On the other hand, opensource models such as Wordpress, Drupal and Xpress Engine are more suitable for the SME and startup markets outside of the Asia-pacific region, provide often vague and less complex offerings unsuitable for mid to large enterprises and lack vendor relationships and responsibilities.

RESEARCH AND DEVELOPMENT

Because the verticals in which I-ON competes are characterized by rapid technological change, the Company’s ability to compete successfully depends upon maintaining and enhancing expertise in its core business segments and product lines.  As a result, I-ON has reinvested and continues to spend over 15% of annual revenue on research and development alone.  The Company currently employs over 100 junior, mid to senior level engineers and developers, most of whom are based at the Company’s headquarters in Seoul.  In order enable its employees to provide expert, timely, competitive services to the marketplace, I-ON also provides ongoing training and sponsors advanced university education to enhance employee skills and knowledge of all current and future product offerings.

MANAGEMENT AND EMPLOYEES

As of the date of this Report, I-ON has 150 full time and 10 part time employees.  We believe we enjoy good employee relations. None of our employees are members of any labor union, and we are not a party to any collective bargaining agreement.

PROPERTIES

The Company does not own any physical location.  I-ON currently leases its corporate headquarters and other offices in Seoul, South Korea which expires on December 31, 2020.  I-ON’s lease for its Tokyo, Japan office expires on September 30, 2019. We believe that our current offices are sufficient in size for current and future operations.

LIQUIDITY AND CAPITAL RESOURCES

The Company generates revenues from sales of its software and solutions and related services. The Company's other known potential sources of capital are possible proceeds from private placements, issuance of notes payable, loans from its officers, and cash from future revenues after the Company commences sales. The Company may require additional financing to continue operations, and there is no assurance that such additional financing will be available.

POTENTIAL FUTURE PROJECTS AND CONFLICTS OF INTEREST

Members of the Company’s management may serve in the future as an officer, director or investor in other entities.  Neither I-ON nor any of its shareholders would have any interest in these other companies’ projects.  Management believes that it has sufficient resources to fully discharge its responsibilities for all current and future I-ON projects.

GOVERNMENT REGULATION

We believe we are in compliance with applicable federal, state and other regulations and that we have compliance programs in place to ensure compliance going forward.  There are no regulatory notifications or actions pending.

LEGAL MATTERS

None.

RELATED PARTY TRANSACTIONS

[To be completed.]

RISK FACTORS

OUR SECURITIES ARE HIGHLY SPECULATIVE, AND PROSPECTIVE PURCHASERS SHOULD BE AWARE THAT AN INVESTMENT IN THE SECURITIES INVOLVES A HIGH DEGREE OF RISK.  ACCORDINGLY, PROSPECTIVE PURCHASERS SHOULD CAREFULLY CONSIDER THE FOLLOWING RISK FACTORS IN ADDITION TO THE OTHER INFORMATION IN THIS CURRENT REPORT AND RELATED EXHIBITS, INCLUDING OUR FINANCIAL STATEMENTS.

Risk Factors

Our proprietary software or service delivery may not operate properly, which could damage our reputation, give rise to claims against us, or divert application of our resources from other purposes, any of which could harm our business and operating results.

We may encounter human or technical obstacles that prevent our proprietary applications from operating properly. If our applications do not function reliably or fail to achieve customer expectations in terms of performance, customers could assert liability claims against us or attempt to cancel their contracts with us. This could damage our reputation and impair our ability to attract or maintain customers. We provide a limited warranty, have not paid warranty claims in the past, and do not have a reserve for warranty claims.

Moreover, information services as complex as those we offer have in the past contained, and may in the future develop or contain, undetected defects or errors. We cannot assure you that material performance problems or defects in our products or services will not arise in the future. Errors may result from receipt, entry, or interpretation of customer information or from interface of our services with legacy systems and data that we did not develop and the function of which is outside of our control. Despite testing, defects or errors may arise in our existing or new software or service processes. These defects and errors and any failure by us to identify and address them could result in loss of revenue or market share, liability to customers or others, failure to achieve market acceptance or expansion, diversion of development resources, injury to our reputation, and increased service and maintenance costs. Defects or errors in our software might discourage existing or potential customers from purchasing our products and services. Correction of defects or errors could prove to be impossible or impracticable. The costs incurred in correcting any defects or errors or in responding to resulting claims or liability may be substantial and could adversely affect our operating results.

If our security measures are breached or fail and unauthorized access is obtained to a customer’s data, our service may be perceived as insecure, the attractiveness of our services to current or potential customers may be reduced, and we may incur significant liabilities.

Our services involve the web-based storage and transmission of customers’ proprietary information. We rely on proprietary and commercially available systems, software, tools and monitoring, as well as other processes, to provide security for processing, transmission and storage of such information. Because of the sensitivity of this information and due to requirements under applicable laws and regulations, the effectiveness of our security efforts is very important. If our security measures are breached or fail as a result of third-party action, acts of terror, social unrest, employee error, malfeasance or for any other reasons, someone may be able to obtain unauthorized access to customer data. Improper activities by third-parties, advances in computer and software capabilities and encryption technology, new tools and discoveries and other events or developments may facilitate or result in a compromise or breach of our security systems. Our security measures may not be effective in preventing unauthorized access to the customer data stored on our servers. If a breach of our security occurs, we could face damages for contract breach, penalties for violation of applicable laws or regulations, possible lawsuits by individuals affected by the breach and significant remediation costs and efforts to prevent future occurrences. In addition, whether there is an actual or a perceived breach of our security, the market perception of the effectiveness of our security measures could be harmed and we could lose current or potential customers.

Disruptions in Internet or telecommunication service or damage to our data centers could adversely affect our business by reducing our customers’ confidence in the reliability of our services and products.

Our information technologies and systems are vulnerable to damage or interruption from various causes, including acts of God and other natural disasters, war and acts of terrorism and power losses, computer systems failures, internet and telecommunications or data network failures, operator error, losses of and corruption of data and similar events. Data regarding our business and our customers’ insurance claims and encounters resides on computer hardware located domestically and abroad. Although we conduct business continuity planning to protect against fires, floods, other natural disasters and general business interruptions to mitigate the adverse effects of a disruption, relocation or change in operating environment at our data centers, the situations we plan for and the amount of insurance coverage we maintain may not be adequate in any particular case. In addition, the occurrence of any of these events could result in interruptions, delays or cessations in service to our customers. Any of these events could impair or prohibit our ability to provide our services, reduce the attractiveness of our services to current or potential customers and adversely impact our financial condition and results of operations.

In addition, despite the implementation of security measures, our infrastructure, data centers, or systems that we interface with or utilize, including the internet and related systems, may be vulnerable to physical break-ins, hackers, improper employee or contractor access, computer viruses, programming errors, denial-of-service attacks or other attacks by third-parties seeking to disrupt operations or misappropriate information or similar physical or electronic breaches of security. Any of these can cause system failure, including network, software or hardware failure, which can result in service disruptions. As a result, we may be required to expend significant capital and other resources to protect against security breaches and hackers or to alleviate problems caused by such breaches.

We depend on key information systems and third party service providers.

We depend on key information systems to accurately and efficiently transact our business. These systems and services are vulnerable to interruptions or other failures resulting from, among other things, natural disasters, terrorist attacks, software, equipment or telecommunications failures, processing errors, computer viruses, other security issues or supplier defaults. Security, backup and disaster recovery measures may not be adequate or implemented properly to avoid such disruptions or failures. Any disruption or failure of these systems or services could cause substantial errors, processing inefficiencies, security breaches, inability to use the systems or process transactions, loss of customers or other business disruptions, all of which could negatively affect our business and financial performance.

As cybersecurity attacks continue to evolve and increase, our information systems could also be penetrated or compromised by internal and external parties’ intent on extracting confidential information, disrupting business processes or corrupting information. These risks could arise from external parties or from acts or omissions of internal or service provider personnel. Such unauthorized access could disrupt our business and could result in the loss of assets, litigation, remediation costs, damage to our reputation and failure to retain or attract customers following such an event, which could adversely affect our business.

We may be unable to adequately establish, protect or enforce our intellectual property rights.

Our success depends in part upon our ability to establish, protect and enforce our intellectual property and other proprietary rights. If we fail to establish, protect or enforce our intellectual property rights, we may lose an important advantage in the market in which we compete. We rely on a combination of trademark, copyright and trade secret law and contractual obligations to protect our key intellectual property rights, all of which provide only limited protection. Our intellectual property rights may not be sufficient to help us maintain our position in the market and our competitive advantages.

We have no patents pending and none issued, and primarily rely on trade secrets to protect our proprietary technology. Trade secrets may not be protectable if not properly kept confidential. We strive to enter into non-disclosure agreements with our employees, customers, contractors and business partners to limit access to and disclosure of our proprietary information. However, the steps we have taken may not be sufficient to prevent unauthorized use of our technology, and adequate remedies may not be available in the event of unauthorized use or disclosure of our trade secrets and proprietary technology. Moreover, others may reverse engineer or independently develop technologies that are competitive to ours or infringe our intellectual property.

Accordingly, despite our efforts, we may be unable to prevent third-parties from using our intellectual property for their competitive advantage. Any such use could have a material adverse effect on our business, results of operations and financial condition. Monitoring unauthorized uses of and enforcing our intellectual property rights can be difficult and costly. Legal intellectual property actions are inherently uncertain and may not be successful, and may require a substantial amount of resources and divert our management’s attention.

Claims by others that we infringe their intellectual property could force us to incur significant costs or revise the way we conduct our business.

Our competitors protect their proprietary rights by means of patents, trade secrets, copyrights, trademarks and other intellectual property. We have not conducted an independent review of patents and other intellectual property issued to third-parties, who may have patents or patent applications relating to our proprietary technology. We may receive letters from third parties alleging, or inquiring about, possible infringement, misappropriation or violation of their intellectual property rights. Any party asserting that we infringe, misappropriate or violate proprietary rights may force us to defend ourselves, and potentially our customers, against the alleged claim. These claims and any resulting lawsuit, if successful, could subject us to significant liability for damages and/or invalidation of our proprietary rights or interruption or cessation of our operations. Any such claims or lawsuit could:

●	be time-consuming and expensive to defend, whether meritorious or not;

●	require us to stop providing products or services that use the technology that allegedly infringes the other party’s intellectual property;

●	divert the attention of our technical and managerial resources;

●	require us to enter into royalty or licensing agreements with third-parties, which may not be available on terms that we deem acceptable;

●
prevent us from operating all or a portion of our business or force us to redesign our products, services or technology platforms, which could be difficult and expensive and may make the performance or value of our product or service offerings less attractive;

●	subject us to significant liability for damages or result in significant settlement payments; or

●	require us to indemnify our customers.

Furthermore, during the course of litigation, confidential information may be disclosed in the form of documents or testimony in connection with discovery requests, depositions or trial testimony. Disclosure of our confidential information and our involvement in intellectual property litigation could materially adversely affect our business. Some of our competitors may be able to sustain the costs of intellectual property litigation more effectively than we can because they have substantially greater resources. In addition, any litigation could significantly harm our relationships with current and prospective customers. Any of the foregoing could disrupt our business and have a material adverse effect on our business, operating results and financial condition.

The continued success of our business model is heavily dependent upon our offshore operations, and any disruption to those operations will adversely affect us.

The majority of our operations, including the development and maintenance of our Web-based platform and our customer support services, are performed by our highly educated workforce of approximately 120 employees in South Korea which may experience unrest due to the threats posed by North Korea. The performance of our operations in South Korea, and our ability to maintain our offshore offices, is an essential element of our business model, as South Korea is a tech hub for Enterprise CMS/Digital marketing as well as all of our senior leadership are located in South Korea. Our competitive advantage will be greatly diminished and may disappear altogether if our operations in South Korea are negatively impacted.

Our offshore operations expose us to additional business and financial risks which could adversely affect us and subject us to civil and criminal liability.

The risks and challenges associated with our operations outside the United States include laws and business practices favoring local competitors; compliance with multiple, conflicting and changing governmental laws and regulations, including employment and tax laws and regulations; and fluctuations in foreign currency exchange rates. Foreign operations subject us to numerous stringent U.S. and foreign laws, including the Foreign Corrupt Practices Act, or FCPA, and comparable foreign laws and regulations that prohibit improper payments or offers of payments to foreign governments and their officials and political parties by U.S. and other business entities for the purpose of obtaining or retaining business. Safeguards we implement to discourage these practices may prove to be less than effective and violations of the FCPA and other laws may result in severe criminal or civil sanctions, or other liabilities or proceedings against us, including class action lawsuits and enforcement actions from the SEC, Department of Justice and overseas regulators.

Future product development is dependent upon access to and reliability of third party software products and open source software.

Certain of our software products contain components developed and maintained by third party software vendors. We expect that we may have to incorporate software from third party vendors in our future products. We also incorporate open source software in certain of our software products. We may not be able to replace the functionality provided by the third party or open source software currently offered with our products if that software becomes obsolete, defective, non-compliant with third party patent restrictions or incompatible with future versions of our products or is not adequately maintained or updated, or if our relationship with the third party vendor terminates. In addition, we must carefully monitor and manage our use of, and compliance with the licensing requirements of, open source software. Any significant interruption in the availability of these third party software products on commercially acceptable terms, defects in these products, non-compliance with third party patent restrictions or our inability to comply with the licensing terms of either third party commercial software or open source software could delay development of future products or enhancement of future products and could have a material adverse effect on our business, financial condition, operating results and cash flows.

Future product development is dependent on adequate research and development resources.

In order to remain competitive, we must continue to develop new products and enhancements to our existing products. This is particularly true as we further expand our cloud and SaaS offerings and capabilities. Maintaining adequate research and development resources to meet the demands of the market is essential, and failure to do so could present an advantage to our competitors. If we are unable to develop products due to certain constraints, such as high employee turnover, lack of management ability or a lack of other development resources, including through third party outsourcing firms, our competitiveness could be harmed.

Discovery of errors in our software could adversely affect our earnings.

The software products we offer are inherently complex. Despite testing and quality control, we cannot be certain that errors will not be found in current versions, new versions or enhancements of our products after commencement of commercial delivery. If new or existing customers have difficulty deploying our products or require significant amounts of customer support, our operating margins could be harmed. Moreover, we could face possible claims and higher development costs if our software contains undetected errors or if we fail to meet our customers’ expectations. With our BSM strategy, these risks increase because we are combining already complex products to create solutions that are even more complicated than the aggregation of their product components. Significant technical challenges could also arise with our products because our customers purchase and deploy our products across a variety of computer platforms and integrate them with a number of third party software applications and databases. These combinations increase our risk further because in the event of a system-wide failure, it may be difficult to determine which product is at fault; thus, we may be harmed by the failure of another supplier’s products.

As a result of the foregoing, we could experience loss of or delay in revenue and loss of market share; loss of customers; damage to our reputation; failure to achieve market acceptance; diversion of development resources; increased service and warranty costs; legal actions by customers against us which could, whether or not successful, increase costs and distract our management; and increased insurance costs.

POST-EXCHANGE BENEFICIAL OWNERSHIP OF THE COMPANY’S COMMON STOCK

The following table provides information, immediately after the Merger, regarding beneficial ownership of our Common Stock by: (i) each person known to us who beneficially owns more than five percent of our Common Stock; (ii) each of our directors; (iii) each of our executive officers; and (iv) all of our directors and executive officers as a group.

The number of shares beneficially owned is determined under rules promulgated by the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. The shares in the tables does not, however, constitute an admission that the named stockholder is a direct or indirect beneficial owner of those shares.

Shareholder (1)	Beneficial Ownership	Percent of Class (2)
Jae Cheol James Oh	12,898,600	40.3%
Hong Rae Kim	915,200	2.9%
Jae Ho Cho	0	0%
Officers and Directors as a Group ( 1 person)	12,898,600	43.2%

Other 5% Holders	2,644,200	8.3%
KDB Bank

(1) The address for all officers, directors and beneficial owners is 312-3, Yangjae-dong, Seocho-gu, Seoul, Korea.

MANAGEMENT

Name	Age	Position
Jae Cheol James Oh	48	Chairman, Chief Executive Officer, Chief Financial Officer

Hong Rae Kim	47	Executive Director

Jae Ho Cho	43	Director

James Jae Cheol Oh, Chairman, Chief Executive Officer, Chief Financial Officer

James Jae Cheol Oh has served as founder and CEO of I-ON since 1999. He is also an affiliated professor of Management Engineering at Sangmyung University. Mr. Oh holds a B.A. in Economics from Kyung Hee University and a M.S. in Management Engineering from Sangmyung University.  We believe Mr. Oh’s experience founding and running I-ON qualifies him to serve on our board of directors.

Jae Ho Cho, Director

Jae Ho Cho joined I-ON Communications in February 2003 and serves as head of the Service Delivery Platform Business department.  During his time with I-ON he has participated in the development of many of I-ONs core products.  He holds a M.S. from Cheng Ju Graduate School.  We believe Mr. Cho’s depth of experience in information technology consultancy and software development qualifies him to serve on our board of directors.

Hong Rae Kim, Executive Director

Hong Rae Kim is a co-founder of I-ON and has served as CEO of PT.IONSoft, a company located in Indonesia, since 2012. Mr. Kim has also previously served as a PMO and COO of I-ON.  Mr. Kim graduated from Gang Nam University with a bachelor’s degree in Economics.  We believe Mr. Kim’s experience founding and working with I-ON qualifies him to serve on our board of directors.

DESCRIPTION OF SECURITIES

General

The Company’s authorized capital stock consists of 110,000,000 shares of capital stock, par value $0.0001 per share, of which 100,000,000 shares are common stock, par value $0.0001 per share and 10,000,000 shares are “blank check” preferred stock, par value $0.0001 per share. After the closing of the Merger, and assuming the issuance of the Merger Shares and the shares related to the Spin-Off, the Company had 32,000,000 shares of common stock issued and outstanding.

Common Stock

Holders of Company’s common stock are entitled to one vote per share on each matter submitted to vote at a meeting of Company’s stockholders. Holders of common stock do not have cumulative voting rights. Stockholders do not have any preemptive rights or other similar rights to acquire additional shares of Company’s common stock or other securities. Subject to preferences that may be applicable to any then-outstanding preferred stock, holders of common stock are entitled to share in all dividends that the board of directors, in its discretion, declares from legally available funds.  In the event of liquidation, dissolution or winding up, subject to preferences that may be applicable to any then-outstanding preferred stock, each outstanding share of common stock entitles its holder to participate ratably in all remaining assets of the Company that are available for distribution to stockholders after providing for each class of stock, if any, having preference over the common stock.

Holders of common stock have no conversion, preemptive or other subscription rights, and there are no redemption or sinking fund provisions applicable to the common stock.  The rights of the holders of common stock are subject to any rights that may be fixed for holders of preferred stock, when and if any preferred stock is authorized and issued.

Preferred Stock

The Company’s Certificate of Incorporation authorizes the issuance of 10,000,000 shares of “Blank Check” Preferred Stock, par value $0.0001 per share, subject to any limitations prescribed by law, without further vote or action by the stockholders, to issue from time to time shares of preferred stock in one or more series. Each such series of Preferred Stock shall have such number of shares, designations, preferences, voting powers, qualifications, and special or relative rights or privileges as shall be determined by the Company’s board of directors, which may include, among others, dividend rights, voting rights, liquidation preferences, conversion rights and preemptive rights.  There are no shares of Preferred Stock outstanding.

INDEMNIFICATION OF OFFICERS AND DIRECTORS

The Company’s Certificate of Incorporation and By-laws provide, to the fullest extent permitted by Delaware law, that the officers and directors of the Company who was or is a party to or is threatened to be made a party to, any threatened, or pending or completed action, suit or proceeding, whether civil, criminal, administrative, or investigative, by reason of fact that he/she is or was acting as the incorporator, officer, director or nominee officer/director or was serving in any capacity at any time. Furthermore, it is the responsibility of the Company to pay for all legal expenses that may occur on behalf of the party who may come under any such type of action.

Delaware General Corporate Law (“GCL”) Section 145 provides the Company with the power to indemnify any of our directors and officers. The director or officer must have conducted himself/herself in good faith and reasonably believe that his/her conduct was in, or not opposed to our best interests. In a criminal action, the director, officer, employee or agent must not have had reasonable cause to believe his/her conduct was unlawful.

Under GCL Section 145, advances for expenses may be made by agreement if the director or officer affirms in writing that he/she believes he/she has met the standards and will personally repay the expenses if it is determined such officer or director did not meet the standards.

Pursuant to the Company’s Certificate of Incorporation and By-laws, we may indemnify an officer or director who is made a party to any proceeding, because of his position as such, to the fullest extent authorized by GCL, as the same exists or may hereafter be amended. In certain cases, we may advance expenses incurred in defending any such proceeding.

To the extent that indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling our company pursuant to the foregoing provisions, we have been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. If a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by a director, officer or controlling person of our company in the successful defense of any action, suit or proceeding) is asserted by any of our directors, officers or controlling persons in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of that issue.

Anti-Takeover Effects of Provisions of Delaware State Law

We may be or in the future we may become subject to Delaware’s control share law.  We are subject to Section 203 of the Delaware General Corporation Law.  This provision generally prohibits a Delaware corporation from engaging in any business combination with any interested stockholder for a period of three years following the date the stockholder became an interested stockholder, unless:

•	prior to such date, the Board of Directors approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;

•
upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the number of shares outstanding those shares owned by persons who are directors and also officers and by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

•
on or subsequent to such date, the business combination is approved by the Board of Directors and authorized at an annual meeting or special meeting of stockholders and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock that is not owned by the interested stockholder.

Section 203 defines a business combination to include:

•	any merger or consolidation involving the corporation and the interested stockholder;
•	any sale, transfer, pledge or other disposition of 10% or more of the assets of the corporation involving the interested stockholder;
•	subject to certain exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder;
•
any transaction involving the corporation that has the effect of increasing the proportionate share of the stock of any class or series of the corporation beneficially owned by the interested stockholder; or

•	the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation.

In general, Section 203 defines an “interested stockholder” as any entity or person beneficially owning 15% or more of the outstanding voting stock of a corporation, or an affiliate or associate of the corporation and was the owner of 15% or more of the outstanding voting stock of a corporation at any time within three years prior to the time of determination of interested stockholder status; and any entity or person affiliated with or controlling or controlled by such entity or person.

Anti-Takeover Charter Provisions

Our Certificate of Incorporation and Bylaws contain provisions that could have the effect of discouraging potential acquisition proposals or tender offers or delaying or preventing a change in control of our company, including changes a stockholder might consider favorable. In particular, our Certificate of Incorporation and Bylaws, as applicable, among other things, will:

•	provide our Board of Directors with the ability to alter our Bylaws without stockholder approval;

•	provide for an advance notice procedure with regard to the nomination of candidates for election as directors and with regard to business to be brought before a meeting of stockholders; and

•	provide that vacancies on our Board of Directors may be filled by a majority of directors in office, although less than a quorum.

Such provisions may have the effect of discouraging a third-party from acquiring our company, even if doing so would be beneficial to its stockholders. These provisions are intended to enhance the likelihood of continuity and stability in the composition of our Board of Directors and in the policies formulated by them, and to discourage some types of transactions that may involve an actual or threatened change in control of our company. These provisions are designed to reduce our vulnerability to an unsolicited acquisition proposal and to discourage some tactics that may be used in proxy fights. We believe that the benefits of increased protection of our potential ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure us outweigh the disadvantages of discouraging such proposals because, among other things, negotiation of such proposals could result in an improvement of their terms.

However, these provisions could have the effect of discouraging others from making tender offers for our shares that could result from actual or rumored takeover attempts. These provisions also may have the effect of preventing changes in our management.

A corporation is subject to Delaware’s control share law if it has more than 200 stockholders, at least 100 of whom are stockholders of record and residents of Delaware, and if the corporation does business in Delaware or through an affiliated corporation.

The law focuses on the acquisition of a “controlling interest” which means the ownership of outstanding voting shares is sufficient, but for the control share law, to enable the acquiring person to exercise the following proportions of the voting power of the corporation in the election of directors: (1) one-fifth or more but less than one-third, (2) one-third or more but less than a majority, or (3) a majority or more. The ability to exercise such voting power may be direct or indirect, as well as individual or in association with others.

The effect of the control share law is that the acquiring person, and those acting in association with that person, obtain only such voting rights in the control shares as are conferred by a resolution of the stockholders of the corporation, approved at a special or annual meeting of stockholders. The control share law contemplates that voting rights will be considered only once by the other stockholders. Thus, there is no authority to take away voting rights from the control shares of an acquiring person once those rights have been approved. If the stockholders do not grant voting rights to the control shares acquired by an acquiring person, those shares do not become permanent non-voting shares. The acquiring person is free to sell its shares to others. If the buyers of those shares themselves do not acquire a controlling interest, their shares do not become governed by the control share law.

If control shares are accorded full voting rights and the acquiring person has acquired control shares with a majority or more of the voting power, any stockholder of record, other than an acquiring person, who has not voted in favor of approval of voting rights, is entitled to demand fair value for such stockholder’s shares.

Delaware’s control share law may have the effect of discouraging corporate takeovers.

In addition to the control share law, Delaware has a business combination law, which prohibits certain business combinations between Delaware corporations and “interested stockholders” for three years after the “interested stockholder” first becomes an “interested stockholder” unless the corporation’s board of directors approves the combination in advance. For purposes of Delaware law, an “interested stockholder” is any person who is (1) the beneficial owner, directly or indirectly, of ten percent or more of the voting power of the outstanding voting shares of the corporation, or (2) an affiliate or associate of the corporation and at any time within the three previous years was the beneficial owner, directly or indirectly, of ten percent or more of the voting power of the then outstanding shares of the corporation. The definition of the term “business combination” is sufficiently broad to cover virtually any kind of transaction that would allow a potential acquirer to use the corporation’s assets to finance the acquisition or otherwise to benefit its own interests rather than the interests of the corporation and its other stockholders.

The effect of Delaware’s business combination law is to potentially discourage parties interested in taking control of the Company from doing so if it cannot obtain the approval of our Board of Directors.

Item 2.02	Results of Operations and Financial Condition.

Management’s Discussion and Analysis or Plan of Operation

This discussion should be read in conjunction with the other sections of this Current Report, including “Risk Factors,” “Description of the Company” and the Financial Statements attached hereto as Exhibits 99.2 and 99.3 and the related exhibits. The various sections of this discussion contain a number of forward-looking statements, all of which are based on our current expectations and could be affected by the uncertainties and risk factors described throughout this Current Report. See “Cautionary Statement Regarding Forward-Looking Statements.” Our actual results may differ materially.

Pursuant to the Merger Agreement, the Registrant agreed to acquire all of the outstanding capital stock of I-ON in exchange for the issuance of an aggregate of 26,000,000 shares (the “Merger Shares”) of the Registrant’s common stock, par value $0.0001 per share (the “Common Stock”). As a result of the Exchange, I-ON became a wholly-owned subsidiary of the Registrant. Following the consummation of the Merger, the shareholders of I-ON will beneficially own approximately sixty-five percent (65%) of the issued and outstanding Common Stock of the Registrant. The parties have taken the actions necessary to provide that the Exchange is treated as a “tax free exchange” under Section 351 of the Internal Revenue Code of 1986, as amended.

Additionally, on December 14, 2017, the Company’s Board of Directors approved an amendment to its Certificate of Incorporation to  change its name to I-ON Communications Corp.

GOING CONCERN

[We have incurred losses since inception have net cash used from our operations through the year ended December 31, 2016. Further, the Company has inadequate working capital to maintain or develop its operations, and is dependent upon funds from private investors and the support of certain stockholders.

These factors raise substantial doubt about the ability of the Company to continue as a going concern. Management is planning to raise necessary additional funds through loans and additional sales of its common stock. There is no assurance that the Company will be successful in raising additional capital or in further developing its operations]

Liquidity and Capital Resources

We will require substantial additional financing in order to execute our business expansion and development plans and we may require additional financing in order to sustain substantial future business operations for an extended period of time. We currently do not have any firm arrangements for financing and we may not be able to obtain financing when required, in the amounts necessary to execute on our plans in full, or on terms which are economically feasible. If we are unable to obtain the necessary capital to pursue our strategic plan, we may have to reduce the planned future growth of our operations.

Off Balance Sheet Arrangements

As of January 30, 2018, there were no off balance sheet arrangements.

Basis of Presentation

The financial statements of the Company are presented in United States dollars and have been prepared in accordance with accounting principles generally accepted in the United States.

Summary of Significant Accounting Policies

Principles of Consolidation and Presentation - The consolidated financial statements include the accounts of I-ON Communication Co., Ltd. and its wholly-owned subsidiary, I-ON, Ltd. All intercompany accounts, transactions, and profits have been eliminated upon consolidation.

Revenue Recognition - The Company’s revenue consists of services provided and commissions. These revenue sources are as follows:

•	Royalty – the Company receives royalty based on a 20-year contract with companies in Japan for providing rights to sell the Company’s products.
•	License Solution & Services – the Company recognizes revenue on installation of the web-content management software, services provided for installation, and customization.
•	Customizing Services – a business to consumer service. The Company recognizes revenue from processing transactions between businesses and their customers.
•	Maintenance - maintenance revenue is recognized over the contract term based on percentage-of-completion method.

Revenue from services provided is measured at the fair value of the consideration received or receivable, net of returns, discounts and sales incentive, which are recognized as a reduction of revenue.

The company recognizes revenue when the amount of revenue can be reliably measured, and it is probable that future economic benefits will flow to the entity.

Investment - The Company classifies its investment securities as available-for-sale securities in accordance with ASC 320 - Investments and records these securities at fair value.  Unrealized gains and losses as results of changes in the fair value of the available-for-sale investments are recorded as a separate component within accumulated other comprehensive income in the accompanying balance sheets.

The Company’s investment securities include privately-held companies where quoted market prices are not available and the cost method, combined with other intrinsic information, is used to assess the fair value of the investment. If the carrying value is below the fair value of an investment at the end of any period, the investment is considered for impairment.  Investments are considered impaired when a decline in fair value is judged to be other-than-temporary. Once a decline in fair value is determined to be other-than-temporary, an impairment charge is recorded, and a new cost basis in the investment is established.

Use of Estimates - The preparation of the accompanying consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, and disclosure of contingent assets and liabilities at the date of the consolidated financial statements, and the reported amounts of revenue and expenses during the reporting period. Estimates include, among other things, the fair value of investment securities in privately-held companies, determining the depreciable lives of property and equipment as well as valuation allowances of accounts receivable and deferred tax assets, if any.

Actual results may differ from those estimates, and the differences may be material to the consolidated financial statements.

Cash and Cash Equivalents - The Company considers all money market funds and highly liquid financial instruments with original maturities of three months or less to be cash equivalents.

	December 31, 2016	December 31, 2015

Cash & Cash Equivalents	$2,171,628	$1,335,002
Short-term Financial Instruments	549,441	566,553
Short-term Loans	66,212	-
Restricted Cash	1,456,351	1,501,706
	$4,243,632	$3,403,261

Property and Equipment - Property and equipment is recorded at cost. Depreciation of property and equipment is computed using the declining balance method, based on estimated useful lives as follows:

Facility equipment	4 years
Automobile	4 years
Office equipment	4 years

Repairs and maintenance are expensed as incurred. Expenditures that increase the value or productive capacity of assets are capitalized. When property and equipment are retired, sold, or otherwise disposed of, the asset’s carrying amount and related accumulated depreciation are removed from the accounts, and any gain or loss is included in operations.

The Company is working on national research project and many other technical innovation projects. The Company receives government grants that it uses to offset the amount of assets acquired or expenses incurred.

Research and Development and Intangible Assets - When the Company acquires an intangible asset, it is recorded at acquisition cost (the purchase price of the intangible asset and the costs directly related to the preparation of the asset for its intended purpose).  The cost of an intangible asset acquired in a business combination is measured at the fair value of the acquisition date according to the accounting standards for business combinations. Research and development costs are expensed as incurred. Research and development costs include travel, payroll, and other general expenses specific to research and development activities.

Other intangible assets with a finite life are amortized using the straight-line method over their estimated useful lives. The estimated useful lives of the respective asset categories are as follows;

Development costs	3 years
Intangible asset excluding development costs	10 years
Other Intangible assets	3 to 5 years

Research and development cost for the year ending December 31, 2016 and 2015 were $1,387,070 and $1,296,780, respectively.

Foreign Currency Translation - The Company’s consolidated financial statements are presented in US dollar, which is the Company’s reporting currency while the functional currency is Korean won (KRW). Transactions in foreign currencies are initially recorded at the functional currency rate at the date of the transaction. Monetary assets and liabilities denominated in foreign currency are translated at the functional currency rate of exchange at the balance sheet date. All differences are reflected in profit or loss. Non-monetary items that are measured in terms of historical cost in foreign currency are translated using the exchange rates at the dates of initial transactions.

In accordance with ASC 830, the Company translates the assets and liabilities into U.S. dollar ($) using the rate of exchange prevailing at the balance sheet dates (2016 - $1: KRW1,208.50 2015 - $1: KRW1,172.00,) and the statements of operations and cash flows are translated at an average rate during the reporting period (2016 - $1: KRW1,160.50, 2015 - $1: KRW1,131.49). Adjustments resulting from the translation from Korean won into U.S. dollar are recorded in stockholders’ equity as part of accumulated other comprehensive income.

Comprehensive Income - The Company accounts for comprehensive income in accordance with ASC 220 (Formerly SFAS No. 130, “Reporting Comprehensive Income.”) (“ASC 220”).  This Statement establishes standards for the reporting and display of comprehensive income and its components in a full set of general purpose consolidated financial statements.  Comprehensive income generally represents all changes in stockholders’ equity during the period except those resulting from investments by, or distributions to, stockholders. The Company determined that its items of comprehensive income relate to unrealized losses and gains from foreign currency translation adjustments.

Impairment of Long-Lived Assets - The Company reviews its long-lived assets for impairment whenever events or changes in circumstances indicate the carrying amount of such assets may not be recoverable. Recoverability of these assets is determined by comparing the forecasted undiscounted cash flows attributable to such assets to their carrying value. If the carrying value of the assets exceeds the forecasted undiscounted cash flows, then the assets are written down to their fair value. Fair value is determined based on the discounted cash flows or appraised values, depending upon the nature of the assets. No impairments of intangible assets have been identified during any of the periods presented.

Basic earnings per share - Basic earnings per share is calculated by dividing net earnings attributable to common shareholders by the weighted average number of common shares outstanding in the year.

Fair Value Measurements - The Company follows Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 820, Fair Value Measurements. ASC 820 defines fair value, establishes a framework for measuring fair value under generally accepted accounting principles and enhances disclosures about fair value measurements. Fair value is defined under ASC 820 as the exchange price that would be received for an asset or paid to transfer a liability in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants. ASC 820 establishes a hierarchy of valuation inputs based on the extent to which the inputs are observable in the marketplace. Observable inputs reflect market data obtained from sources independent of the reporting entity and unobservable inputs reflect the entity’s own assumptions about how market participants would value an asset or liability based on the best information available.

Valuation techniques used to measure fair value under ASC 820 must maximize the use of observable inputs and minimize the use of unobservable inputs. The standard describes a fair value hierarchy based on three levels of inputs, of which the first two are considered observable and the last unobservable, that may be used to measure fair value.

The following describes the hierarchy of inputs used to measure fair value and the primary valuation methodologies used by the Company for financial instruments measured at fair value on a recurring basis.

The three levels of inputs are as follows:

Level 1 Quoted prices in active markets for identical assets or liabilities that the Company has an ability to access as of the measurement date.

Level 2 Inputs that are observable, either directly or indirectly, such as quoted prices for similar assets or liabilities, quoted prices in markets that are not active, or other inputs that are observable or can be corroborated by observable market data for substantially the same term of the assets or liabilities.

Level 3 Unobservable inputs that are supported by little or no market activity and that are significant to the fair value of the assets or liabilities.

A financial instrument’s categorization within the valuation hierarchy is based upon the lowest level of input that is significant to the fair value measurement.

Derivative contracts are marked to market each reporting date until maturity and are considered Level 2 instruments. The fair value of derivative contracts is estimated using present market circumstances and/or forward yield curves.

Restricted Cash - Restricted cash is considered a highly liquid cash deposit primarily representing cash deposited and restricted by the financial institution for severance and retirement benefits. The amount of restricted cash as of December 31, 2016 and December 31, 2015 was $1,456,351 and $1,501,706 respectively.

Income Taxes - The Company accounts for income taxes in accordance with ASC 740 (Formerly: Statement of Financial Accounting Standards No. 109), “Income Taxes” (“ASC 740”). This Statement prescribes the use of the liability method whereby deferred tax assets and liability account balances are determined based on differences between financial reporting and tax bases of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

Contingencies - Accounting guidance requires that the Company record an estimated loss from a loss contingency when information available prior to issuance of the consolidated financial statements indicates that it is probable that an asset has been impaired or a liability has been incurred at the date of the consolidated financial statements and the amount of the loss can be reasonably estimated. Accounting for contingencies such as legal matters requires significant judgment. Many of these legal matters can take years to resolve. Generally, as the time period increases over which the uncertainties are resolved, the likelihood of changes to the estimate of the ultimate outcome increases.

Concentration of Credit Risk - Cash and cash equivalents are maintained at various financial institutions located in Korea. The Company has never experienced any losses related to these balances.

Advertising - Costs associated with advertising and promotions are expensed as incurred. Advertising expense amounted to $44,861 and $51,548 for December 31, 2016 and 2015,
respectively.

Retirement Benefits – The Company’s retirement pension plan is a defined contribution plan, and the Company pays the defined contribution regardless of the results of the operation of the plan. The Company recognizes the contributions to be paid in the current accounting period as retirement benefits expense. The amounts recognized as costs related to defined contribution plans for 2016 and 2015 are $389,814 and $392,025, respectively.

Share Based Compensation – The Company accounts for its share-based compensation plan in accordance with ASC 718, Stock Compensation, which establishes a fair value method of accounting for stock-based compensation plans. The Company records stock compensation expense based on the value of the number of shares vesting specified periods over three years.

Allowance for Doubtful Accounts – The allowance for doubtful accounts reflects management’s best estimate of probable losses inherent in the trade accounts receivable. Management primarily determines the allowance based on the aging of accounts receivable balances, historical write-off experience, customer concentrations, customer credit worthiness and current industry and economic trends. The Company’s provision for uncollectible receivables are included in selling, marketing, general and administrative expense in the consolidated statements of operation and comprehensive loss.

Non-controlling Interests - Non-controlling interests are measured at their proportionate share of the acquiree’s identifiable net assets at the acquisition date.

Government Grants - Government grants are not recognized unless there is reasonable assurance that the Company will comply with the grants’ conditions and that the grants will be received.

Government borrowings, which are lower than the market interest rate, are regarded as government grants. The grant is measured from the difference between the fair values of the government borrowings computed using the market interest rate and the acquisition cost of the grant.

Government grants whose primary condition is that the Company purchase, construct or otherwise acquire long-term assets are deducted in calculating the carrying amount of the asset.
The grant is recognized in profit or loss over the life of a depreciable asset as a reduced depreciation expense.

Government grants which are intended to compensate the Company for expenses incurred are recognized as other income in profit or loss over the periods in which the Company recognizes the related costs as expenses. The amounts of government grants outstanding as of December 31, 2016 and December 31, 2015 are $280,450 and $237,874, respectively.

Recent Accounting Pronouncement – In April 2014, the Financial Accounting Standards Board (FASB) issued Accounting Standards Update No. 2014-08 (ASU 2014-08) “Presentation of Financial Statements (Topic 205) and Property, Plant, and Equipment (Topic 360): Reporting Discontinued Operations and Disclosures of Disposals of Components of an Entity.” ASU 2014-08 raises the threshold for a disposal to qualify as a discontinued operation and requires new disclosures of both discontinued operations and certain other disposals that do not meet the definition of a discontinued operation. It is effective for annual periods beginning on or after December 15, 2014. Early adoption is permitted but only for disposals that have not been reported in financial statements previously issued. We do not expect the impact of the adoption of ASU 2014-08 to be material to our consolidated financial statements.

In May 2014, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) No. 2014-09, Revenue from Contracts with Customers (Topic 606) (“ASU 2014-09”). ASU 2014-09 is a comprehensive new revenue recognition standard that will supersede nearly all existing revenue recognition guidance under U.S. GAAP. The core principle under ASU 2014-09 is that an entity should recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. ASU 2014-09 also specifies the accounting for some costs to obtain or fulfill a contract with a customer and also provides guidance on disclosure requirements. ASU 2014-09 is effective for annual reporting periods beginning after December 15, 2016, including interim periods within that reporting period. Early adoption is not permitted and an entity may apply the amendments in ASU 2014-09 either retrospectively to each prior reporting period resented or retrospectively with the cumulative effect of initially applying ASU 2014-09 at the date of initial application. The Company will adopt this pronouncement in the first quarter of 2017 and is currently evaluating the impact, if any, this adoption will have on its financial position and results of operations.

In June 2014, the FASB issued ASU No. 2014-12, Compensation – Stock Compensation (Topic 718) (“ASU 2014-12”), which clarifies the accounting for share based payments in which the terms of the award provide that a performance target can be achieved after the requisite service period. ASU 2014-12 is effective for annual reporting periods beginning after December 15, 2015, including interim periods within that reporting period. Early adoption is permitted and an entity may apply the amendments in ASU 2014-12 either (a) prospectively to all awards granted or modified after the effective date or (b) retrospectively to all awards with performance targets that are outstanding as of the beginning of the earliest annual period presented in the financial statements and to all new or modified awards thereafter. We do not expect the impact of the adoption of ASU 2014-08 to be material to our consolidated financial statements.

In April 2015, the FASB issued ASU 2015-05, Intangibles—Goodwill and Other—Internal-Use Software (Subtopic 350-40): Customer’s Accounting for Fees Paid in a Cloud Computing Arrangement (ASU 2015-05). ASU 2015-05 provides guidance to customers about whether a cloud computing arrangement includes software. If a cloud computing arrangement includes a software license, the customer should account for the software license element of the arrangement consistent with the acquisition of other software licenses. If a cloud computing arrangement does not include a software license, the customer should account for the arrangement as a service contract. The new guidance does not change the accounting for a customer’s accounting for service contracts. ASU 2015-05 is effective for us in our first quarter of fiscal 2017 with early adoption permitted using either of two methods: (i) prospective to all arrangements entered into or materially modified after the effective date and represent a change in accounting principle; or (ii) retrospectively. We are currently evaluating the impact of our pending adoption of ASU 2015-05 on our consolidated financial statements.

In November 2015, the FASB issued ASU No. 2015-17, Balance Sheet Classification of Deferred Taxes (“ASU 2015-17”). ASU 2015-17 requires that all deferred tax assets and liabilities, along with any related valuation allowance, be classified as noncurrent on the balance sheet. ASU 2015-17 conforms US GAAP and IFRS and is intended to reduce complexity in financial reporting. ASU 2015-17 will be effective for public entities in fiscal years beginning after December 15, 2016, including interim periods within those years. For entities other than public business entities, the amendments are effective for fiscal years beginning after December 15, 2017, and interim periods within fiscal years beginning after December 15, 2018. Early adoption is permitted for all entities as of the beginning of an interim or annual reporting period. The Company is currently evaluating the impact of our pending adoption of ASU 2015-17 on our consolidated financial statements.

Recent Accounting Pronouncements

ITEM 3.02	UNREGISTERED SALES OF EQUITY SECURITIES

As disclosed in Item 2.01, which disclosures are hereby incorporated by reference, in connection with the Merger, the Company issued an aggregate of 26,000,000 shares of its common stock to the shareholders of I-ON.

The Company relied on the exemptions from federal registration under Section 4(2) of the Securities Act of 1933, as amended, Regulation S, and Rule 506 promulgated thereunder, based on its belief that the issuance of such securities did not involve a public offering, as there were fewer than 35 “non-accredited” investors, all of whom, either alone or through a purchaser representative, had such knowledge and experience in financial and business matters so that each was capable of evaluating the risks of the investment and/or were located outside the United States.

ITEM 5.01.	CHANGES IN CONTROL OF REGISTRANT.

The disclosures set forth in Item 2.01 are hereby incorporated by reference into this Item 5.01.

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

The disclosures set forth in Item 2.01 are hereby incorporated by reference into this Item 5.02.

ITEM 5.03	AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR

The disclosures set forth in Item 2.01 are hereby incorporated by reference to this Item 5.03.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(a)	Exhibits

Number	Description
2.1	Agreement of Merger and Plan of Reorganization among Evans Brewing Company, Inc., I-ON Communications Co., Ltd. and I-ON Acquisition Corp. (1)
2.2	Spin-Off Agreement among Evans Brewing Company, Inc., Michael J. Rapport Trust, Evans Brewing Company, Inc. and EBC Public House, Inc.
3.1	Certificate of Amendment to Certificate of Incorporation
3.2	Articles of Incorporation of I-ON Communications Co., Ltd. (Translated from Korean)
99.1	Audited Financial Statements of I-ON Communications Co., Ltd for the Fiscal Years Ended December 31, 2016 and December 31, 2015 (2)
99.2	Unaudited Financial Statements of I-ON Communications Co., Ltd for the Period Ended September 30, 2017 (2)
99.3	I-ON Communications Co., Ltd. Company Profile

(1)	Incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed on December 22, 2017.
(2)	To be filed by amendment.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 31, 2018	EVANS BREWING COMPANY, INC.

	By:	/s/ Jae Cheol James Oh
Name: Jae Cheol James Oh
Title: Chief Executive Officer